CONSENT OF COULTER & JUSTUS, P.C., INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 2 to Form 8-K/A of Homeland Security Capital Corporation of our report dated October 2, 2007, with respect to the consolidated financial statements of Safety and Ecology Holdings Corporation for the year ended June 30, 2007.

/s/ Coulter & Justus, P.C.
Knoxville, Tennessee
May 30, 2008